UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 24, 2010

Piedmont Office Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34626	58-2328421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11695 Johns Creek Parkway, Ste 350, Johns Creek, Georgia 30097

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (770) 418-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Deferred Stock Awards to Certain Executive Officers

On May 24, 2010 (the “Award Date”), pursuant to the authorization of the Compensation Committee, Piedmont Office Realty Trust, Inc. (the “Registrant”) issued grants of deferred stock awards (each, an “Award”) to various employees including the Registrant’s named executive officers with respect to shares of the Registrant’s Class A Common Stock, par value $0.01 per share (the “Shares”), pursuant to the Registrant’s 2007 Omnibus Incentive Plan. The Awards were made as one-time discretionary awards in recognition of each employee’s contribution to the Registrant’s listing and concurrent offering during the first quarter of 2010. The named executive officers of the Registrant listed below will collectively receive 44,896 Shares pursuant to the Awards upon the Shares fully vesting. In connection with the grants, the Registrant entered into deferred stock award agreements (each, an “Award Agreement”) with each of the following executive officers of the Registrant for the Awards and with respect to the number of Shares indicated below:

Name	Title	Award (Number of Shares upon full vesting)
Donald A. Miller, CFA	President and Chief Executive Officer (Principal Executive Officer)	21,379

Robert E. Bowers	Chief Financial Officer (Principal Financial Officer)	13,362

Raymond L. Owens	Executive Vice President—Capital Markets	4,276

Carroll A. Reddic, IV	Executive Vice President—Real Estate Operations	2,138

Laura P. Moon	Senior Vice President and Chief Accounting Officer	3,741

The terms of the Awards are identical to the Registrant’s historic restricted stock grants, except that one third of the Shares subject to the Awards will vest on each of the first, second and third anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT OFFICE REALTY TRUST, INC.
(Registrant)

By:	/s/ Donald A. Miller, CFA
Donald A. Miller, CFA Chief Executive Officer and President

Date: May 28, 2010